As filed with the Securities and Exchange Commission on March 31, 2009
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOOTSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3439443
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

933 MacArthur Boulevard
Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Footstar, Inc. 2006 Non-Employee Director Stock Plan, as amended
(Full title of the plan)

Maureen Richards, Esq.
Senior Vice President, General
Counsel and Corporate Secretary
Footstar, Inc.
933 MacArthur Boulevard
Mahwah, New Jersey 07430
 (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (201) 934-2334

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	55,000 (1)	$2.65 (2)	$145,750 (2)	$8.14
Preferred Share Purchase Rights	55,000 (3)	---- (3)	---- (3)	---- (3)

(1)
The maximum number of common shares available for issuance under the Plan is subject to adjustment in accordance with certain anti-dilution provisions of the Plan.  Accordingly, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes, an indeterminate number of additional common shares that may be issuable if the antidilution provisions of the Plan become operative.

(2)
The filing fee has been calculated in accordance with Rule 457(c) and (h) based on the average of the bid and asked prices of the Registrant’s Common Stock as reported on the pink sheets on March 27, 2009.

(3)	Rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

The contents of Registration Statement No. 333-131652 on Form S-8 filed by the Registrant are incorporated herein by reference.

PART I

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S−8, such documents are not being filed with the Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

See Exhibit Index, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on March 30, 2009.

FOOTSTAR, INC.

By:	/s/ JONATHAN M. COUCHMAN
Jonathan M. Couchman
Chairman of the Board, Chief Executive
Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan M. Couchman and Maureen Richards, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/JONATHAN M. COUCHMAN	Chairman of the Board, Chief Executive Officer and President	March 30, 2009
Jonathan M. Couchman /s/MICHAEL A. LYNCH	Chief Financial Officer – Senior Vice President	March 31, 2009
Michael J. Lynch /s/CRAIG M. HAINES	Vice President-Controller and Principal Accounting Officer	March 31, 2009
Craig M. Haines /s/EUGENE I. DAVIS	Director	March 30, 2009
Eugene I. Davis /s/ADAM W. FINERMAN	Director	March 30, 2009
Adam W. Finerman /s/MICHAEL A. O’HARA	Director	March 31, 2009
Michael A. O’Hara /s/ALAN I. WEINSTEIN	Director	March 30, 2009
Alan I. Weinstein /s/GERALD F. KELLY, JR.	Director	March 31, 2009
Gerald F. Kelly, Jr. /s/STEVEN D. SCHEIWE	Director	March 30, 2009
Steven D. Scheiwe

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Plan of Complete Liquidation of Footstar, Inc. (incorporated by reference to Exhibit 2.1 of Footstar, Inc.’s Form 8-K filed on May 09, 2008).
4.2
Second Amended and Restated Certificate of Incorporation of Footstar, Inc. and Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Footstar, Inc. (incorporated by reference to Exhibits 3.1 and 3.2 to Footstar, Inc.’s Current Report on Form 8-K filed on February 7, 2006).

4.3	Amended and Restated Bylaws of Footstar, Inc. (incorporated by reference to Exhibit 3.3 to Footstar Inc.’s Current Report on Form 8-K filed on February 7, 2006).
4.4
Rights Agreement, dated as of March 8, 1999, between Footstar, Inc. and Chase Mellon Shareholder Services, L.L.C. (now Mellon Investor Services LLC), as Rights Agent, which includes, as Exhibit A, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Footstar, Inc., as Exhibit B, the Form of Right Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 1 to Footstar, Inc.’s Form 8-A filed on March 9, 1999), Amendment No. 1 to the Rights Agreement dated as of May 31, 2002, which includes as Exhibit C, the modified and amended Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 2 to Footstar, Inc.’s Form 8-A/A filed on June 4, 2002) and Amendment No. 2 to the Rights Agreement, dated as of February 4, 2009 (incorporated by reference to Exhibit 4.1 to Footstar’s Current Report on Form 8-K filed on February 4, 2009).

5	Opinion of Maureen Richards, Esq.
23.1	Consent of Amper, Politziner & Mattia, LLP.
23.2	Consent of Maureen Richards, Esq. (included in Exhibit 5).
24	Power of Attorney (included as part of the signature page to this registration statement and incorporated herein by reference).

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